Bank of Hawaii Corporation 2013 Financial Results

•	2013 Diluted Earnings Per Share $3.38

•	2013 Net Income $150.5 Million

•	Diluted Earnings Per Share for the Fourth Quarter of 2013 $0.88

•	Net Income for the Fourth Quarter of 2013 $39.1 Million

•	Board of Directors Declares Dividend of $0.45 Per Share

FOR IMMEDIATE RELEASE

HONOLULU, HI (January 27, 2014) -- Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $0.88 for the fourth quarter of 2013, up from $0.85 per share in the previous quarter, and down from $0.90 per share in the same quarter last year. Net income for the fourth quarter of 2013 was $39.1 million, compared to net income of $37.7 million in the third quarter of 2013 and $40.3 million in the same quarter last year.

Loan and lease balances were $6.1 billion at December 31, 2013, up 1.5 percent from September 30, 2013 and up 4.1 percent compared with December 31, 2012. Deposit growth remained strong during the quarter, increasing 2.6 percent from September 30, 2013 and 3.3 percent from December 31, 2012. The net interest margin increased to 2.85 percent during the fourth quarter of 2013 compared with 2.83 percent in the previous quarter.

“Bank of Hawaii finished 2013 with another quarter of solid financial performance," said Peter Ho, Chairman, President, and CEO. “During the quarter loan balances and deposits continued to grow. Our net interest margin improved, credit quality remained stable, our capital ratios remain quite strong, and we maintained our focus on disciplined expense management.”

The return on average assets for the fourth quarter of 2013 was 1.12 percent, compared with 1.09 percent in the third quarter of 2013 and 1.19 percent in the fourth quarter last year. The return on average equity for the fourth quarter of 2013 was 15.36 percent, compared with 15.02 percent in the third quarter of 2013 and 15.47 percent in the fourth quarter last year. The return on average assets for the full year of 2013 was 1.10 percent compared with 1.22 percent in 2012. The return on average equity for the full year of 2013 was 14.78 percent compared with 16.23 percent in 2012.

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Financial Highlights

Net interest income, on a taxable-equivalent basis, for the fourth quarter of 2013 was $94.8 million, an increase of $1.3 million from net interest income of $93.5 million in the third quarter of 2013, and up $2.1 million from net interest income of $92.7 million in the fourth quarter last year. Net interest income, on a taxable-equivalent basis, for the full year of 2013 was $369.1 million, a decrease of $17.6 million from net interest income of $386.7 million in 2012. Analyses of changes in net interest income are included in Tables 8a, 8b and 8c.

The net interest margin was 2.85 percent in the fourth quarter of 2013, an improvement of 2 basis points from the third quarter of 2013 and down 2 basis points from the net interest margin of 2.87 percent in the fourth quarter last year. The net interest margin for the full year of 2013 was 2.81 percent, a 16 basis point decrease from the net interest margin of 2.97 percent in 2012.

Noninterest income was $45.3 million for the fourth quarter of 2013, up $0.2 million from noninterest income of $45.1 million in the third quarter of 2013 and down $7.7 million compared with noninterest income of $53.0 million in the fourth quarter of 2012. Noninterest income included mortgage banking revenue of $2.8 million in the fourth quarter of 2013 compared with $4.1 million in the previous quarter and $11.3 million in the same quarter last year. Noninterest income for the full year of 2013 was $186.2 million compared with noninterest income of $200.3 million in 2012. The decrease in noninterest revenue compared with the previous year was the result of lower mortgage banking revenue which totaled $19.2 million in 2013 compared with a historical high of $35.6 million in 2012.

Noninterest expense was $82.4 million in the fourth quarter of 2013, down $0.6 million from noninterest expense of $83.0 million in the third quarter of 2013, and down $1.0 million from noninterest expenses of $83.5 million in the fourth quarter of 2012. There were no significant noninterest expense items in the fourth quarter of 2013. Noninterest expense in the third quarter of 2013 included separation expense of $1.8 million. Noninterest expense in the fourth quarter of 2012 included total charges of $1.5 million related to the closure of branches in American Samoa. The components of salaries and benefits are presented in Table 9. Noninterest expense for the full year of 2013 was $331.0 million, down $3.3 million, or 1.0 percent, from noninterest expense of $334.3 million in 2012.

The efficiency ratio for the fourth quarter of 2013 was 59.99 percent compared with 61.01 percent in the previous quarter and 58.24 percent in the same quarter last year. The efficiency ratio for the full year of 2013 was 60.71 percent compared with 57.88 percent during the full year of 2012.

The effective tax rate for the fourth quarter of 2013 was 28.96 percent compared with 28.91 percent in the previous quarter and 32.67 percent in the same quarter last year.  The effective tax rate for the full year of 2013 was 29.73 percent compared with 31.46 percent for the full year of 2012.  The lower effective tax rates during 2013 were due to the release of tax reserves and low-income housing and other tax credits.

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services, and Treasury & Other. Results are determined based on the Company’s internal financial management reporting process and organizational structure. Selected financial information for the business segments is included in Tables 13a and 13b.

Asset Quality

The Company’s overall asset quality remained stable during the fourth quarter of 2013. Total non-performing assets were $39.7 million at December 31, 2013, up from $33.8 million at September 30,
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2013 and $37.1 million at December 31, 2012. The increase in non-performing assets was largely due to the addition of one commercial loan in Guam. Non-performing assets continue to remain above historical levels due to the lengthy judicial foreclosure process for residential mortgage loans. Non-performing assets, as a percentage of total loans and leases and foreclosed real estate, were 0.65 percent at December 31, 2013, up from 0.56 percent at September 30, 2013 and 0.63 percent at December 31, 2012.
Accruing loans and leases past due 90 days or more were $9.9 million at December 31, 2013, down from $11.4 million at September 30, 2013 and $10.4 million at December 30, 2012. Restructured loans not included in non-accrual loans or accruing loans past due 90 days or more were $51.1 million at December 31, 2013, up from $39.8 million at September 30, 2013, and $31.8 million at December 31, 2012. The increase in restructured loans was primarily due to the restructure of a commercial loan in Hawaii which is expected to be fully repaid during the first quarter of 2014. Restructured loans are primarily comprised of residential mortgage loans with lowered monthly payments to accommodate the borrowers’ financial needs for a period of time. More information on non-performing assets and accruing loans and leases past due 90 days or more is presented in Table 11.
Net charge-offs during the fourth quarter of 2013 were $8.2 million or 0.54 percent annualized of total average loans and leases outstanding. Loan and lease charge-offs of $10.4 million during the quarter were partially offset by recoveries of $2.2 million. Fourth quarter charge-offs included $6.6 million related to a commercial loan in Guam. Net charge-offs during the third quarter of 2013 were $0.9 million or 0.06 percent annualized, and were comprised of charge-offs of $4.7 million and recoveries of $3.8 million. Net charge-offs during the fourth quarter of 2012 were $2.1 million, or 0.15 percent annualized, and were comprised of charge-offs of $5.4 million and recoveries of $3.3 million. Net charge-offs for the full year of 2013 were $13.4 million, or 0.23 percent of total average loans and leases, compared with $10.7 million or 0.19 percent of total average loans and leases in 2012.
The allowance for loan and lease losses was $115.5 million at December 31, 2013, down $8.2 million from the allowance for loan and lease losses of $123.7 million at September 30, 2013 and down $13.4 million from the allowance for loan and lease losses of $128.9 million at December 31, 2012. The ratio of the allowance for loan and lease losses to total loans and leases outstanding was 1.89 percent at December 31, 2013, a decrease of 17 basis points from the previous quarter and 31 basis points from the same quarter last year. The reserve for unfunded commitments at December 31, 2013 was unchanged from the prior quarter and remained at $6.1 million. Details of loan and lease charge-offs, recoveries, and the components of the total reserve for credit losses are summarized in Table 12.

Other Financial Highlights

The Company’s total assets increased to $14.08 billion at December 31, 2013, up $235.4 million from total assets of $13.85 billion at September 30, 2013, and up $355.9 million from total assets of $13.73 billion at December 31, 2012. Average total assets were $13.86 billion during the fourth quarter of 2013, up $95.2 million from average total assets of $13.77 billion during the third quarter of 2013, and up $348.4 million from average total assets of $13.52 billion during the fourth quarter of 2012.

Total loans and leases increased to $6.10 billion at December 31, 2013, up from $6.01 billion at September 30, 2013, and up from $5.85 billion at December 31, 2012. The commercial loan portfolio was $2.53 billion at the end of the fourth quarter of 2013, up 2.0 percent from commercial loans of $2.48 billion at the end of the third quarter of 2013 and up 9.2 percent from commercial loans of $2.32 billion at the end of the fourth quarter last year. Consumer loans were $3.57 billion at December 31, 2013, up 1.1 percent from consumer loans of $3.53 billion at the end of the third quarter of 2013 and up 0.8 percent from consumer loans of $3.54 billion at the end of the fourth quarter last year. Average total loans and leases were $6.05 billion during the fourth quarter of 2013, up from $5.89 billion during the previous

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quarter and $5.80 billion during the same quarter last year. Loan and lease portfolio balances, including the higher risk loans and leases outstanding, are summarized in Table 10.

Deposit generation continued to remain strong during the fourth quarter of 2013. Total deposits increased to $11.91 billion at December 31, 2013, up from total deposits of $11.61 billion at September 30, 2013 and $11.53 billion at December 31, 2012. Average total deposits were $11.57 billion in the fourth quarter of 2013, up from $11.48 billion during the previous quarter and $11.38 billion during the same quarter last year. Deposit balances are summarized in Tables 7a, 7b, and 10.

Long-term debt was $174.7 million at December 31, 2013, essentially unchanged from September 30, 2013 and up $46.7 million from December 31, 2012. The increase in long-term debt during 2013 was primarily for asset/liability management purposes.

As a result of the strong deposit growth, which exceeded loan growth during the fourth quarter, the investment portfolio increased to $6.99 billion at December 31, 2013, compared to $6.91 billion at September 30, 2013, and $6.96 billion at December 31, 2012. The investment portfolio remains largely comprised of securities issued by U. S. government agencies and includes $4.74 billion in securities held to maturity and $2.24 billion in securities available for sale.

During the fourth quarter of 2013, the Company repurchased 86.3 thousand shares of common stock at a total cost of $5.0 million under its share repurchase program. The average cost was $57.87 per share repurchased. From January 2 through January 24, 2014, the Company repurchased an additional 56.0 thousand shares of common stock at an average cost of $58.95 per share repurchased. From the beginning of the share repurchase program initiated during July 2001 through December 31, 2013, the Company has repurchased 50.9 million shares and returned $1.9 billion to shareholders at an average cost of $36.54 per share. Remaining buyback authority under the share repurchase program was $34.0 million at December 31, 2013.

Total shareholders’ equity was $1.01 billion at December 31, 2013, up from $0.99 billion at September 30, 2013, and down from $1.02 billion at December 31, 2012. The ratio of tangible common equity to risk-weighted assets was 15.49 percent at December 31, 2013 compared with 15.43 percent at September 30, 2013 and 17.24 percent at December 31, 2012. The Tier 1 leverage ratio at December 31, 2013 was 7.07 percent, up from 6.95 percent at September 30, 2013 and 6.83 percent at December 31, 2012.

The Company’s Board of Directors declared a quarterly cash dividend of $0.45 per share on the Company’s outstanding shares. The dividend will be payable on March 14, 2014 to shareholders of record at the close of business on February 28, 2014.

Hawaii Economy

General economic conditions in Hawaii continue to be healthy, led by a strong tourism industry, relatively low unemployment, rising real estate prices, and accelerating construction activity. For the first eleven months of 2013, total visitor arrivals increased by 3.0 percent and visitor spending increased by 2.9 percent compared to the same period in 2012. While the rate of visitor growth has eased from the prior year, 2013 is on track to be another record year for tourism in Hawaii. The statewide seasonally-adjusted unemployment rate was at 4.4 percent in November 2013, compared to 7.0 percent nationally. The volume of single-family home sales on Oahu was 4.6 percent higher in 2013 compared to 2012 and the volume of condominium sales on Oahu was 11.8 percent higher compared to 2012. The median price of single-family home sales on Oahu increased 4.8 percent in 2013 and the median price of condominium sales on Oahu was 4.6 percent higher compared to 2012. As of December 31, 2013, months of inventory
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of single-family homes and condominiums on Oahu remained low at approximately 2.7 months and 2.9 months, respectively. According to the National Housing Trend Report for December 2013, Honolulu has the third lowest median number of days on the market for housing inventory in the United States.

Conference Call Information

The Company will review its 2013 financial results today at 1:00 p.m. Hawaii Time (6:00 p.m. Eastern Time). The call will be accessible via teleconference and via the Investor Relations link of Bank of Hawaii Corporation’s web site, www.boh.com. Conference call participants located in the United States or Canada should dial 1 (800) 708-4540. All other international conference call participants should dial 1 (847) 619-6397. Use the pass code “Bank of Hawaii” to access the call. A replay will be available for one week beginning on Monday, January 27, 2014 by dialing 1 (888) 843-7419 in the United States or Canada and 1 (630) 652-3042 from other international locations. Enter the pass code number 36402452# when prompted. A replay of the conference call will also be available via the Investor Relations link on the Company’s website, www.boh.com.

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain "forward-looking statements", such as forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations.  Do not unduly rely on forward-looking statements.  Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawaii Corporation's Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the U.S. Securities and Exchange Commission.  We do not promise to update forward-looking statements to reflect later events or circumstances

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers and governments in Hawaii, American Samoa, and the West Pacific. The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897 and is the largest independent financial institution in Hawaii. For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

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Bank of Hawaii Corporation and Subsidiaries
Financial Highlights					Table 1a
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share amounts)	2013	2013	2012	2013	2012
For the Period:
Operating Results
Net Interest Income	$92,120	$90,887	$90,310	$358,907	$377,271
Provision for Credit Losses	-	-	-	-	979
Total Noninterest Income	45,278	45,126	52,982	186,223	200,286
Total Noninterest Expense	82,424	82,977	83,456	330,969	334,288
Net Income	39,055	37,704	40,287	150,502	166,076
Basic Earnings Per Share	0.88	0.85	0.90	3.39	3.68
Diluted Earnings Per Share	0.88	0.85	0.90	3.38	3.67
Dividends Declared Per Share	0.45	0.45	0.45	1.80	1.80

Performance Ratios
Return on Average Assets	1.12%	1.09%	1.19%	1.10%	1.22%
Return on Average Shareholders' Equity	15.36	15.02	15.47	14.78	16.23
Efficiency Ratio [1]	59.99	61.01	58.24	60.71	57.88
Net Interest Margin [2]	2.85	2.83	2.87	2.81	2.97
Dividend Payout Ratio [3]	51.14	52.94	50.00	53.10	48.91
Average Shareholders' Equity to Average Assets	7.28	7.23	7.67	7.44	7.52

Average Balances
Average Loans and Leases	$6,053,607	$5,892,888	$5,798,057	$5,883,686	$5,680,279
Average Assets	13,864,914	13,769,699	13,516,519	13,692,133	13,609,188
Average Deposits	11,571,905	11,479,185	11,376,875	11,396,801	10,935,016
Average Shareholders' Equity	1,008,813	995,661	1,036,223	1,018,287	1,023,256

Per Share of Common Stock
Book Value	$22.75	$22.29	$22.83	$22.75	$22.83
Tangible Book Value	22.04	21.58	22.12	22.04	22.12
Market Value
Closing	59.14	54.45	44.05	59.14	44.05
High	59.92	57.13	46.38	59.92	49.99
Low	53.16	50.50	41.41	44.88	41.41

			December 31,	September 30,	December 31,
			2013	2013	2012
As of Period End:
Balance Sheet Totals
Loans and Leases			$6,095,387	$6,006,642	$5,854,521
Total Assets			14,084,280	13,848,871	13,728,372
Total Deposits			11,914,656	11,608,134	11,529,482
Long-Term Debt			174,706	174,717	128,055
Total Shareholders' Equity			1,011,976	992,686	1,021,665

Asset Quality
Allowance for Loan and Lease Losses			$115,454	$123,680	$128,857
Non-Performing Assets			39,650	33,832	37,083

Financial Ratios
Allowance to Loans and Leases Outstanding			1.89%	2.06%	2.20%
Tier 1 Capital Ratio			15.55	15.42	16.13
Total Capital Ratio			16.81	16.68	17.39
Tier 1 Leverage Ratio			7.07	6.95	6.83
Total Shareholders' Equity to Total Assets			7.19	7.17	7.44
Tangible Common Equity to Tangible Assets [4]			6.98	6.96	7.23
Tangible Common Equity to Risk-Weighted Assets [4]			15.49	15.43	17.24

Non-Financial Data
Full-Time Equivalent Employees			2,196	2,205	2,276
Branches and Offices			74	74	76
ATMs			466	468	494

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
[3] Dividend payout ratio is defined as dividends declared per share divided by basic earnings per share.
[4] Tangible common equity to tangible assets and tangible common equity to risk-weighted assets are Non-GAAP financial measures. See Table 1b “Reconciliation of Non-GAAP Financial Measures."

	Bank of Hawaii Corporation and Subsidiaries
	Reconciliation of Non-GAAP Financial Measures			Table 1b
		December 31,	September 30,	December 31,
	(dollars in thousands)	2013	2013	2012

	Total Shareholders' Equity	$1,011,976	$992,686	$1,021,665
Less:	Goodwill	31,517	31,517	31,517
	Intangible Assets	-	-	33
	Tangible Common Equity	$980,459	$961,169	$990,115

	Total Assets	$14,084,280	$13,848,871	$13,728,372
Less:	Goodwill	31,517	31,517	31,517
	Intangible Assets	-	-	33
	Tangible Assets	$14,052,763	$13,817,354	$13,696,822

	Risk-Weighted Assets, determined in accordance
	with prescribed regulatory requirements	$6,330,532	$6,228,293	$5,744,722

	Total Shareholders' Equity to Total Assets	7.19%	7.17%	7.44%
	Tangible Common Equity to Tangible Assets (Non-GAAP)	6.98%	6.96%	7.23%

	Tier 1 Capital Ratio	15.55%	15.42%	16.13%
	Tangible Common Equity to Risk-Weighted Assets (Non-GAAP)	15.49%	15.43%	17.24%

Bank of Hawaii Corporation and Subsidiaries
Net Significant Items					Table 2
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands)	2013	2013	2012	2013	2012
Net Gains on Disposal of Leased Equipment	$ -	$ -	$ -	$ -	$2,473
Decrease in Allowance for Loan and Lease Losses	8,225	896	2,114	13,403	9,749
Planned Branch Closures in American Samoa	-	-	(1,105)	-	(1,105)
Separation Expense [1]	(394)	(1,753)	(556)	(4,486)	(2,394)
PC Refresh	-	-	-	-	(1,163)
Significant Items Before the Provision (Benefit) for Income Taxes	7,831	(857)	453	8,917	7,560
Income Taxes Impact Related to Lease Transactions	-	-	-	-	(2,733)
Release of Tax Reserve	-	(1,267)	-	(2,357)	-
Income Tax Impact	2,741	(300)	159	3,121	1,430
Net Significant Items	$5,090	$710	$294	$8,153	$8,863

[1] Includes $360 thousand for the planned branch closures in American Samoa in the fourth quarter of 2012.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income					Table 3
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands, except per share amounts)	2013	2013	2012	2013	2012
Interest Income
Interest and Fees on Loans and Leases	$63,809	$63,918	$64,627	$253,276	$257,896
Income on Investment Securities
Available-for-Sale	10,608	12,038	15,349	53,570	65,972
Held-to-Maturity	26,882	24,137	20,253	90,062	94,952
Deposits	3	3	3	10	9
Funds Sold	105	177	180	415	533
Other	302	301	283	1,172	1,127
Total Interest Income	101,709	100,574	100,695	398,505	420,489
Interest Expense
Deposits	2,418	2,500	2,753	10,143	12,376
Securities Sold Under Agreements to Repurchase	6,530	6,551	7,158	26,837	28,897
Funds Purchased	8	4	4	44	21
Short-Term Borrowings	2	-	-	2	-
Long-Term Debt	631	632	470	2,572	1,924
Total Interest Expense	9,589	9,687	10,385	39,598	43,218
Net Interest Income	92,120	90,887	90,310	358,907	377,271
Provision for Credit Losses	-	-	-	-	979
Net Interest Income After Provision for Credit Losses	92,120	90,887	90,310	358,907	376,292
Noninterest Income
Trust and Asset Management	12,240	11,717	12,066	47,932	45,229
Mortgage Banking	2,823	4,132	11,268	19,186	35,644
Service Charges on Deposit Accounts	9,326	9,385	9,459	37,124	37,621
Fees, Exchange, and Other Service Charges	12,670	12,732	12,333	50,469	48,965
Investment Securities Gains (Losses), Net	-	-	-	-	(77)
Insurance	2,295	2,177	2,550	9,190	9,553
Bank-Owned Life Insurance	1,895	1,365	1,557	5,892	6,805
Other	4,029	3,618	3,749	16,430	16,546
Total Noninterest Income	45,278	45,126	52,982	186,223	200,286
Noninterest Expense
Salaries and Benefits	43,643	46,552	46,116	184,211	184,408
Net Occupancy	9,602	9,847	11,867	38,745	42,965
Net Equipment	4,837	4,572	4,705	18,366	19,723
Data Processing	3,827	3,697	3,058	13,840	13,202
Professional Fees	2,669	2,119	2,611	9,405	9,623
FDIC Insurance	1,954	1,913	1,892	7,765	7,873
Other	15,892	14,277	13,207	58,637	56,494
Total Noninterest Expense	82,424	82,977	83,456	330,969	334,288
Income Before Provision for Income Taxes	54,974	53,036	59,836	214,161	242,290
Provision for Income Taxes	15,919	15,332	19,549	63,659	76,214
Net Income	$39,055	$37,704	$40,287	$150,502	$166,076
Basic Earnings Per Share	$0.88	$0.85	$0.90	$3.39	$3.68
Diluted Earnings Per Share	$0.88	$0.85	$0.90	$3.38	$3.67
Dividends Declared Per Share	$0.45	$0.45	$0.45	$1.80	$1.80
Basic Weighted Average Shares	44,223,281	44,267,356	44,623,823	44,380,948	45,115,441
Diluted Weighted Average Shares	44,496,313	44,479,472	44,740,109	44,572,725	45,249,300

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income					Table 4
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands)	2013	2013	2012	2013	2012
Net Income	$39,055	$37,704	$40,287	$150,502	$166,076
Other Comprehensive Income (Loss), Net of Tax:
Net Unrealized Losses on Investment Securities	(6,006)	(6,986)	(9,858)	(69,206)	(3,155)
Defined Benefit Plans	7,694	202	(3,358)	8,175	(2,900)
Total Other Comprehensive Income (Loss)	1,688	(6,784)	(13,216)	(61,031)	(6,055)
Comprehensive Income	$40,743	$30,920	$27,071	$89,471	$160,021

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition			Table 5
	December 31,	September 30,	December 31,
(dollars in thousands)	2013	2013	2012
Assets
Interest-Bearing Deposits	$3,617	$3,048	$3,393
Funds Sold	271,414	254,940	185,682
Investment Securities
Available-for-Sale	2,243,697	2,277,136	3,367,557
Held to Maturity (Fair Value of $4,697,587; $4,621,491; and $3,687,676)	4,744,519	4,633,399	3,595,065
Loans Held for Sale	6,435	18,795	21,374
Loans and Leases	6,095,387	6,006,642	5,854,521
Allowance for Loan and Lease Losses	(115,454)	(123,680)	(128,857)
Net Loans and Leases	5,979,933	5,882,962	5,725,664
Total Earning Assets	13,249,615	13,070,280	12,898,735
Cash and Noninterest-Bearing Deposits	188,715	131,228	163,786
Premises and Equipment	108,636	105,181	105,005
Accrued Interest Receivable	43,930	46,047	43,077
Foreclosed Real Estate	3,205	3,036	3,887
Mortgage Servicing Rights	28,123	28,015	25,240
Goodwill	31,517	31,517	31,517
Other Assets	430,539	433,567	457,125
Total Assets	$14,084,280	$13,848,871	$13,728,372

Liabilities
Deposits
Noninterest-Bearing Demand	$3,681,128	$3,524,638	$3,367,185
Interest-Bearing Demand	2,355,608	2,320,452	2,163,473
Savings	4,560,150	4,503,963	4,399,316
Time	1,317,770	1,259,081	1,599,508
Total Deposits	11,914,656	11,608,134	11,529,482
Funds Purchased	9,982	9,983	11,296
Securities Sold Under Agreements to Repurchase	770,049	847,239	758,947
Long-Term Debt	174,706	174,717	128,055
Retirement Benefits Payable	34,965	47,338	47,658
Accrued Interest Payable	4,871	6,040	4,776
Taxes Payable and Deferred Taxes	34,907	40,364	88,014
Other Liabilities	128,168	122,370	138,479
Total Liabilities	13,072,304	12,856,185	12,706,707
Shareholders' Equity
Common Stock ($.01 par value; authorized 500,000,000 shares;
issued / outstanding: December 31, 2013 - 57,480,846 / 44,490,385;
September 30, 2013 - 57,487,855 / 44,539,247;
and December 31, 2012 - 57,319,352 / 44,754,835)	572	572	571
Capital Surplus	522,505	520,510	515,619
Accumulated Other Comprehensive Income (Loss)	(31,823)	(33,510)	29,208
Retained Earnings	1,151,754	1,132,996	1,084,477
Treasury Stock, at Cost (Shares: December 31, 2013 - 12,990,461;
September 30, 2013 - 12,948,608; and December 31, 2012 - 12,564,517)	(631,032)	(627,882)	(608,210)
Total Shareholders' Equity	1,011,976	992,686	1,021,665
Total Liabilities and Shareholders' Equity	$14,084,280	$13,848,871	$13,728,372

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders' Equity							Table 6
				Accum.
				Other
				Compre-
	Common			hensive
	Shares	Common	Capital	Income	Retained	Treasury
(dollars in thousands)	Outstanding	Stock	Surplus	(Loss)	Earnings	Stock	Total
Balance as of December 31, 2011	45,947,116	$571	$507,558	$35,263	$1,003,938	$(544,663)	$1,002,667
Net Income	-	-	-	-	166,076	-	166,076
Other Comprehensive Loss	-	-	-	(6,055)	-	-	(6,055)
Share-Based Compensation	-	-	7,537	-	-	-	7,537
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	565,956	-	524	-	(3,892)	17,897	14,529
Common Stock Repurchased	(1,758,237)	-	-	-	-	(81,444)	(81,444)
Cash Dividends Paid ($1.80 per share)	-	-	-	-	(81,645)	-	(81,645)
Balance as of December 31, 2012	44,754,835	$571	$515,619	$29,208	$1,084,477	$(608,210)	$1,021,665

Net Income	-	$ -	$ -	$ -	$150,502	$ -	$150,502
Other Comprehensive Loss	-	-	-	(61,031)			(61,031)
Share-Based Compensation	-	-	5,546	-	-	-	5,546
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	505,691	1	1,340	-	(2,691)	16,833	15,483
Common Stock Repurchased	(770,141)	-	-	-	-	(39,655)	(39,655)
Cash Dividends Paid ($1.80 per share)	-	-	-	-	(80,534)	-	(80,534)
Balance as of December 31, 2013	44,490,385	$572	$522,505	$(31,823)	$1,151,754	$(631,032)	$1,011,976

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis									Table 7a
	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2013			September 30, 2013			December 31, 2012
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits	$3.2	$ -	0.42%	$4.3	$ -	0.30%	$4.4	$ -	0.29%
Funds Sold	222.8	0.1	0.18	335.3	0.2	0.21	332.1	0.2	0.21
Investment Securities
Available-for-Sale	2,274.8	12.4	2.17	2,495.9	13.7	2.18	3,277.2	17.6	2.15
Held-to-Maturity	4,653.4	27.7	2.38	4,385.5	25.0	2.28	3,406.3	20.3	2.38
Loans Held for Sale	7.8	0.1	5.07	16.7	0.2	4.42	18.9	0.2	4.36
Loans and Leases [1]
Commercial and Industrial	906.3	7.8	3.42	877.3	7.7	3.49	811.3	7.8	3.84
Commercial Mortgage	1,237.0	12.4	3.97	1,164.9	12.1	4.12	1,063.6	11.2	4.18
Construction	115.2	1.3	4.63	120.1	1.4	4.71	104.5	1.2	4.77
Commercial Lease Financing	255.6	1.4	2.14	253.0	1.5	2.32	275.9	1.7	2.46
Residential Mortgage	2,284.4	24.8	4.35	2,255.9	25.3	4.49	2,369.5	27.5	4.64
Home Equity	767.7	7.8	4.04	757.6	7.9	4.13	771.3	8.1	4.18
Automobile	248.9	3.4	5.39	240.6	3.3	5.43	205.6	3.0	5.73
Other [2]	238.5	4.9	8.08	223.5	4.6	8.23	196.4	4.0	8.15
Total Loans and Leases	6,053.6	63.8	4.19	5,892.9	63.8	4.31	5,798.1	64.5	4.44
Other	77.5	0.3	1.55	78.1	0.3	1.54	79.5	0.3	1.43
Total Earning Assets [3]	13,293.1	104.4	3.13	13,208.7	103.2	3.11	12,916.5	103.1	3.19
Cash and Noninterest-Bearing Deposits	136.8			140.3			144.8
Other Assets	435.0			420.7			455.2
Total Assets	$13,864.9			$13,769.7			$13,516.5

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$2,245.5	0.1	0.03	$2,147.8	0.1	0.03	$2,011.2	0.1	0.03
Savings	4,499.5	1.0	0.09	4,485.3	1.0	0.09	4,451.4	1.0	0.09
Time	1,331.2	1.3	0.38	1,401.5	1.4	0.38	1,755.6	1.6	0.36
Total Interest-Bearing Deposits	8,076.2	2.4	0.12	8,034.6	2.5	0.12	8,218.2	2.7	0.13
Short-Term Borrowings	28.3	-	0.15	11.7	-	0.14	11.0	-	0.14
Securities Sold Under Agreements to Repurchase	832.6	6.6	3.07	847.2	6.6	3.03	776.8	7.2	3.61
Long-Term Debt	174.7	0.6	1.44	174.7	0.6	1.44	36.7	0.5	5.12
Total Interest-Bearing Liabilities	9,111.8	9.6	0.41	9,068.2	9.7	0.42	9,042.7	10.4	0.45
Net Interest Income		$94.8			$93.5			$92.7
Interest Rate Spread			2.72%			2.69%			2.74%
Net Interest Margin			2.85%			2.83%			2.87%
Noninterest-Bearing Demand Deposits	3,495.7			3,444.6			3,158.7
Other Liabilities	248.6			261.2			278.9
Shareholders' Equity	1,008.8			995.7			1,036.2
Total Liabilities and Shareholders' Equity	$13,864.9			$13,769.7			$13,516.5

[1] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.
[3]  Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of $2,696,000, $2,597,000, and $2,394,000 for the three months ended December 31, 2013, September 30,
   2013, and December 31, 2012, respectively.

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis						Table 7b
	Year Ended			Year Ended
	December 31, 2013			December 31, 2012
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits	$4.0	$ -	0.26%	$3.7	$ -	0.26%
Funds Sold	221.2	0.4	0.19	263.5	0.5	0.20
Investment Securities
Available-for-Sale	2,822.5	61.6	2.18	3,346.3	75.0	2.24
Held-to-Maturity	4,086.6	91.8	2.25	3,636.7	95.0	2.61
Loans Held for Sale	16.4	0.7	4.18	14.7	0.6	4.29
Loans and Leases [1]
Commercial and Industrial	865.8	30.9	3.57	800.2	31.3	3.91
Commercial Mortgage	1,152.9	46.9	4.06	988.2	42.9	4.34
Construction	114.6	5.4	4.75	101.9	5.1	5.04
Commercial Lease Financing	261.6	6.0	2.31	283.3	6.8	2.39
Residential Mortgage	2,275.8	101.7	4.47	2,349.6	111.3	4.74
Home Equity	761.5	31.4	4.12	773.2	33.4	4.31
Automobile	232.3	12.7	5.48	196.8	11.7	5.96
Other [2]	219.2	18.0	8.21	187.1	15.2	8.11
Total Loans and Leases	5,883.7	253.0	4.30	5,680.3	257.7	4.54
Other	78.3	1.2	1.50	79.9	1.1	1.41
Total Earning Assets [3]	13,112.7	408.7	3.12	13,025.1	429.9	3.30
Cash and Noninterest-Bearing Deposits	138.9			137.2
Other Assets	440.5			446.9
Total Assets	$13,692.1			$13,609.2

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	2,140.5	0.6	0.03	1,938.6	0.5	0.03
Savings	4,461.4	3.9	0.09	4,447.8	4.5	0.10
Time	1,406.2	5.6	0.40	1,524.6	7.4	0.48
Total Interest-Bearing Deposits	8,008.1	10.1	0.13	7,911.0	12.4	0.16
Short-Term Borrowings	31.7	-	0.15	15.1	-	0.14
Securities Sold Under Agreements to Repurchase	809.4	26.9	3.32	1,335.7	28.9	2.16
Long-Term Debt	171.0	2.6	1.50	31.5	1.9	6.10
Total Interest-Bearing Liabilities	9,020.2	39.6	0.44	9,293.3	43.2	0.47
Net Interest Income		$369.1			$386.7
Interest Rate Spread			2.68%			2.83%
Net Interest Margin			2.81%			2.97%
Noninterest-Bearing Demand Deposits	3,388.7			3,024.0
Other Liabilities	264.9			268.6
Shareholders' Equity	1,018.3			1,023.3
Total Liabilities and Shareholders' Equity	$13,692.1			$13,609.2

[1] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.
[3]  Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of $10,194,000 and $9,473,000 for the year ended December 31, 2013 and
   2012, respectively.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8a
	Three Months Ended December 31, 2013
	Compared to September 30, 2013
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$(0.1)	$ -	$(0.1)
Investment Securities
Available-for-Sale	(1.2)	(0.1)	(1.3)
Held-to-Maturity	1.5	1.2	2.7
Loans Held for Sale	(0.1)	-	(0.1)
Loans and Leases
Commercial and Industrial	0.3	(0.2)	0.1
Commercial Mortgage	0.7	(0.4)	0.3
Construction	(0.1)	-	(0.1)
Commercial Lease Financing	-	(0.1)	(0.1)
Residential Mortgage	0.3	(0.8)	(0.5)
Home Equity	0.1	(0.2)	(0.1)
Automobile	0.1	-	0.1
Other [2]	0.4	(0.1)	0.3
Total Loans and Leases	1.8	(1.8)	-
Total Change in Interest Income	1.9	(0.7)	1.2

Change in Interest Expense:
Interest-Bearing Deposits
Time	(0.1)	-	(0.1)
Total Interest-Bearing Deposits	(0.1)	-	(0.1)
Securities Sold Under Agreements to Repurchase	(0.1)	0.1	-
Total Change in Interest Expense	(0.2)	0.1	(0.1)

Change in Net Interest Income	$2.1	$(0.8)	$1.3

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8b
	Three Months Ended December 31, 2013
	Compared to December 31, 2012
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$(0.1)	$ -	$(0.1)
Investment Securities
Available-for-Sale	(5.5)	0.3	(5.2)
Held-to-Maturity	7.4	-	7.4
Loans Held for Sale	(0.1)	-	(0.1)
Loans and Leases
Commercial and Industrial	0.9	(0.9)	-
Commercial Mortgage	1.8	(0.6)	1.2
Construction	0.1	-	0.1
Commercial Lease Financing	(0.1)	(0.2)	(0.3)
Residential Mortgage	(1.0)	(1.7)	(2.7)
Home Equity	-	(0.3)	(0.3)
Automobile	0.6	(0.2)	0.4
Other [2]	0.9	-	0.9
Total Loans and Leases	3.2	(3.9)	(0.7)
Total Change in Interest Income	4.9	(3.6)	1.3

Change in Interest Expense:
Interest-Bearing Deposits
Time	(0.4)	0.1	(0.3)
Total Interest-Bearing Deposits	(0.4)	0.1	(0.3)
Securities Sold Under Agreements to Repurchase	0.5	(1.1)	(0.6)
Long-Term Debt	0.7	(0.6)	0.1
Total Change in Interest Expense	0.8	(1.6)	(0.8)

Change in Net Interest Income	$4.1	$(2.0)	$2.1

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8c
	Year Ended December 31, 2013
	Compared to December 31, 2012
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$(0.1)	$ -	$(0.1)
Investment Securities
Available-for-Sale	(11.5)	(1.9)	(13.4)
Held-to-Maturity	11.0	(14.2)	(3.2)
Loans Held for Sale	0.1	-	0.1
Loans and Leases
Commercial and Industrial	2.5	(2.9)	(0.4)
Commercial Mortgage	6.9	(2.9)	4.0
Construction	0.6	(0.3)	0.3
Commercial Lease Financing	(0.6)	(0.2)	(0.8)
Residential Mortgage	(3.4)	(6.2)	(9.6)
Home Equity	(0.5)	(1.5)	(2.0)
Automobile	2.0	(1.0)	1.0
Other [2]	2.6	0.2	2.8
Total Loans and Leases	10.1	(14.8)	(4.7)
Other	-	0.1	0.1
Total Change in Interest Income	9.6	(30.8)	(21.2)

Change in Interest Expense:
Interest-Bearing Deposits
Demand	0.1	-	0.1
Savings	-	(0.6)	(0.6)
Time	(0.6)	(1.2)	(1.8)
Total Interest-Bearing Deposits	(0.5)	(1.8)	(2.3)
Securities Sold Under Agreements to Repurchase	(13.9)	11.9	(2.0)
Long-Term Debt	3.1	(2.4)	0.7
Total Change in Interest Expense	(11.3)	7.7	(3.6)

Change in Net Interest Income	$20.9	$(38.5)	$(17.6)

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits					Table 9
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands)	2013	2013	2012	2013	2012
Salaries	$28,636	$28,985	$29,378	$115,389	$115,208
Incentive Compensation	4,681	4,242	4,248	16,568	16,926
Share-Based Compensation	1,158	1,333	1,701	4,932	6,961
Commission Expense	1,222	1,888	1,953	6,874	6,993
Retirement and Other Benefits	3,183	4,144	3,821	15,289	16,014
Payroll Taxes	2,091	2,335	2,071	11,242	10,593
Medical, Dental, and Life Insurance	2,278	1,872	2,388	9,431	9,319
Separation Expense	394	1,753	556	4,486	2,394
Total Salaries and Benefits	$43,643	$46,552	$46,116	$184,211	$184,408

Bank of Hawaii Corporation and Subsidiaries
Loan and Lease Portfolio Balances					Table 10
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2013	2013	2013	2013	2012
Commercial
Commercial and Industrial	$911,367	$895,040	$875,702	$834,801	$829,512
Commercial Mortgage	1,247,510	1,203,670	1,160,977	1,104,718	1,097,425
Construction	107,349	124,230	107,016	117,797	113,987
Lease Financing	262,207	255,550	257,067	269,107	274,969
Total Commercial	2,528,433	2,478,490	2,400,762	2,326,423	2,315,893
Consumer
Residential Mortgage	2,282,894	2,282,305	2,252,117	2,275,209	2,349,916
Home Equity	773,385	765,841	751,790	757,877	770,376
Automobile	255,986	246,704	233,475	220,362	209,832
Other [1]	254,689	233,302	221,008	203,098	208,504
Total Consumer	3,566,954	3,528,152	3,458,390	3,456,546	3,538,628
Total Loans and Leases	$6,095,387	$6,006,642	$5,859,152	$5,782,969	$5,854,521

Higher Risk Loans and Leases Outstanding
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2013	2013	2013	2013	2012
Residential Land Loans [2]	$11,922	$13,635	$13,708	$13,996	$14,984
Home Equity Loans [3]	12,594	12,588	13,578	20,786	19,914
Air Transportation [4]	26,152	26,492	26,436	27,115	27,782
Total Higher Risk Loans	$50,668	$52,715	$53,722	$61,897	$62,680

[1] Comprised of other revolving credit, installment, and lease financing.
2 We consider all of our residential land loans, which are consumer loans secured by unimproved lots, to be of higher risk due to the volatility in the value of the underlying collateral.
[3] Higher risk home equity loans are defined as those loans originated in 2005 or later, with current monitoring credit scores below 600, and with original loan-to-value ratios greater than 70%.
4 We consider all of our air transportation leases to be of higher risk due to the weak financial profile of the industry.

Deposits
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2013	2013	2013	2013	2012
Consumer	$5,829,352	$5,707,125	$5,626,515	$5,607,862	$5,537,624
Commercial	4,814,076	4,680,370	4,537,120	4,505,835	4,576,410
Public and Other	1,271,228	1,220,639	1,285,563	1,138,163	1,415,448
Total Deposits	$11,914,656	$11,608,134	$11,449,198	$11,251,860	$11,529,482

Bank of Hawaii Corporation and Subsidiaries
Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More					Table 11
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands)	2013	2013	2013	2013	2012
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$11,929	$5,295	$4,909	$5,033	$5,534
Commercial Mortgage	2,512	2,355	2,772	2,910	3,030
Construction	-	-	-	-	833
Lease Financing	-	-	16	-	-
Total Commercial	14,441	7,650	7,697	7,943	9,397
Consumer
Residential Mortgage	20,264	20,637	22,876	24,700	21,725
Home Equity	1,740	2,509	2,602	2,413	2,074
Total Consumer	22,004	23,146	25,478	27,113	23,799
Total Non-Accrual Loans and Leases	36,445	30,796	33,175	35,056	33,196
Foreclosed Real Estate	3,205	3,036	3,256	3,318	3,887
Total Non-Performing Assets	$39,650	$33,832	$36,431	$38,374	$37,083

Accruing Loans and Leases Past Due 90 Days or More
Commercial
Commercial and Industrial	$1,173	$8	$ -	$230	$27
Total Commercial	1,173	8	-	230	27
Consumer
Residential Mortgage	4,564	7,460	6,876	5,967	6,908
Home Equity	3,009	2,896	2,768	4,538	2,701
Automobile	322	193	95	241	186
Other [1]	790	841	855	676	587
Total Consumer	8,685	11,390	10,594	11,422	10,382
Total Accruing Loans and Leases Past Due 90 Days or More	$9,858	$11,398	$10,594	$11,652	$10,409
Restructured Loans on Accrual Status
and Not Past Due 90 Days or More	$51,123	$39,845	$39,154	$30,065	$31,844
Total Loans and Leases	$6,095,387	$6,006,642	$5,859,152	$5,782,969	$5,854,521

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.60%	0.51%	0.57%	0.61%	0.57%

Ratio of Non-Performing Assets to Total Loans and Leases,
and Foreclosed Real Estate	0.65%	0.56%	0.62%	0.66%	0.63%

Ratio of Commercial Non-Performing Assets to Total Commercial
Loans and Leases and Commercial Foreclosed Real Estate	0.61%	0.35%	0.37%	0.39%	0.45%

Ratio of Consumer Non-Performing Assets to Total Consumer
Loans and Leases and Consumer Foreclosed Real Estate	0.68%	0.71%	0.80%	0.85%	0.75%

Ratio of Non-Performing Assets and Accruing Loans and Leases
Past Due 90 Days or More to Total Loans and Leases
and Foreclosed Real Estate	0.81%	0.75%	0.80%	0.86%	0.81%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$33,832	$36,431	$38,374	$37,083	$40,284
Additions	13,040	3,395	2,647	7,304	3,837
Reductions
Payments	(932)	(2,954)	(1,306)	(2,630)	(3,994)
Return to Accrual Status	(2,308)	(1,166)	(1,978)	(1,132)	(728)
Sales of Foreclosed Real Estate	(1,431)	(1,498)	(1,257)	(1,910)	(1,354)
Charge-offs/Write-downs	(2,551)	(376)	(49)	(341)	(962)
Total Reductions	(7,222)	(5,994)	(4,590)	(6,013)	(7,038)
Balance at End of Quarter	$39,650	$33,832	$36,431	$38,374	$37,083

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Reserve for Credit Losses					Table 12
	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(dollars in thousands)	2013	2013	2012	2013	2012
Balance at Beginning of Period	$129,747	$130,494	$136,390	$134,276	$144,025
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(6,828)	(607)	(589)	(8,083)	(3,617)
Construction	-	-	-	-	(330)
Lease Financing	-	(16)	-	(16)	-
Consumer
Residential Mortgage	(185)	(405)	(831)	(2,013)	(4,408)
Home Equity	(721)	(1,106)	(1,558)	(5,220)	(6,717)
Automobile	(670)	(457)	(646)	(2,131)	(2,082)
Other [1]	(2,039)	(2,083)	(1,806)	(7,657)	(7,005)
Total Loans and Leases Charged-Off	(10,443)	(4,674)	(5,430)	(25,120)	(24,159)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	308	498	904	1,681	3,939
Commercial Mortgage	14	519	19	557	67
Construction	8	11	5	365	8
Lease Financing	8	11	11	41	177
Consumer
Residential Mortgage	828	1,290	1,039	3,540	2,820
Home Equity	246	614	342	1,943	1,335
Automobile	363	348	478	1,628	1,931
Other [1]	442	488	518	1,962	3,154
Total Recoveries on Loans and Leases Previously Charged-Off	2,217	3,779	3,316	11,717	13,431
Net Loans and Leases Charged-Off	(8,226)	(895)	(2,114)	(13,403)	(10,728)
Provision for Credit Losses	-	-	-	-	979
Provision for Unfunded Commitments	-	148	-	648	-
Balance at End of Period [2]	$121,521	$129,747	$134,276	$121,521	$134,276

Components
Allowance for Loan and Lease Losses	$115,454	$123,680	$128,857	$115,454	$128,857
Reserve for Unfunded Commitments	6,067	6,067	5,419	6,067	5,419
Total Reserve for Credit Losses	$121,521	$129,747	$134,276	$121,521	$134,276

Average Loans and Leases Outstanding	$6,053,607	$5,892,888	$5,798,057	$5,883,686	$5,680,279

Ratio of Net Loans and Leases Charged-Off to
Average Loans and Leases Outstanding (annualized)	0.54%	0.06%	0.15%	0.23%	0.19%
Ratio of Allowance for Loan and Lease Losses
to Loans and Leases Outstanding	1.89%	2.06%	2.20%	1.89%	2.20%

[1] Comprised of other revolving credit, installment, and lease financing.
[2] Included in this analysis is activity related to the Company's reserve for unfunded commitments, which is separately recorded in other liabilities in the Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information					Table 13a
	Retail	Commercial	Investment	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Services	and Other	Total
Three Months Ended December 31, 2013
Net Interest Income	$42,155	$25,647	$2,614	$21,704	$92,120
Provision for Credit Losses	1,790	6,419	(19)	(8,190)	-
Net Interest Income After Provision for Credit Losses	40,365	19,228	2,633	29,894	92,120
Noninterest Income	20,377	6,564	14,862	3,475	45,278
Noninterest Expense	(50,015)	(16,296)	(13,353)	(2,760)	(82,424)
Income Before Provision for Income Taxes	10,727	9,496	4,142	30,609	54,974
Provision for Income Taxes	(3,970)	(3,054)	(1,533)	(7,362)	(15,919)
Net Income	6,757	6,442	2,609	23,247	39,055
Total Assets as of December 31, 2013	$3,658,495	$2,426,452	$189,421	$7,809,912	$14,084,280

Three Months Ended December 31, 2012 [1]
Net Interest Income	$43,553	$25,780	$2,955	$18,022	$90,310
Provision for Credit Losses	2,768	(584)	(69)	(2,115)	-
Net Interest Income After Provision for Credit Losses	40,785	26,364	3,024	20,137	90,310
Noninterest Income	28,422	6,006	15,347	3,207	52,982
Noninterest Expense	(51,857)	(15,166)	(13,438)	(2,995)	(83,456)
Income Before Provision for Income Taxes	17,350	17,204	4,933	20,349	59,836
Provision for Income Taxes	(6,420)	(5,928)	(1,825)	(5,376)	(19,549)
Net Income	10,930	11,276	3,108	14,973	40,287
Total Assets as of December 31, 2012 [1]	$3,663,287	$2,196,682	$190,383	$7,678,020	$13,728,372

[1] Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information					Table 13b
	Retail	Commercial	Investment	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Services	and Other	Total
Year Ended December 31, 2013
Net Interest Income	$164,597	$99,623	$10,552	$84,135	$358,907
Provision for Credit Losses	8,565	4,918	(71)	(13,412)	-
Net Interest Income After Provision for Credit Losses	156,032	94,705	10,623	97,547	358,907
Noninterest Income	88,063	26,946	59,308	11,906	186,223
Noninterest Expense	(200,853)	(64,253)	(54,307)	(11,556)	(330,969)
Income Before Provision for Income Taxes	43,242	57,398	15,624	97,897	214,161
Provision for Income Taxes	(16,000)	(19,467)	(5,781)	(22,411)	(63,659)
Net Income	27,242	37,931	9,843	75,486	150,502
Total Assets as of December 31, 2013	$3,658,495	$2,426,452	$189,421	$7,809,912	$14,084,280

Year Ended December 31, 2012 [1]
Net Interest Income	$177,083	$103,754	$12,448	$83,986	$377,271
Provision for Credit Losses	11,916	(1,382)	196	(9,751)	979
Net Interest Income After Provision for Credit Losses	165,167	105,136	12,252	93,737	376,292
Noninterest Income	104,654	26,408	57,454	11,770	200,286
Noninterest Expense	(206,740)	(62,165)	(55,543)	(9,840)	(334,288)
Income Before Provision for Income Taxes	63,081	69,379	14,163	95,667	242,290
Provision for Income Taxes	(23,340)	(19,864)	(5,240)	(27,770)	(76,214)
Net Income	39,741	49,515	8,923	67,897	166,076
Total Assets as of December 31, 2012 [1]	$3,663,287	$2,196,682	$190,383	$7,678,020	$13,728,372

[1] Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Selected Quarterly Financial Data					Table 14
	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(dollars in thousands, except per share amounts)	2013	2013	2013	2013	2012
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$63,809	$63,918	$62,729	$62,820	$64,627
Income on Investment Securities
Available-for-Sale	10,608	12,038	15,073	15,851	15,349
Held-to-Maturity	26,882	24,137	19,189	19,854	20,253
Deposits	3	3	1	3	3
Funds Sold	105	177	74	59	180
Other	302	301	285	284	283
Total Interest Income	101,709	100,574	97,351	98,871	100,695
Interest Expense
Deposits	2,418	2,500	2,579	2,646	2,753
Securities Sold Under Agreements to Repurchase	6,530	6,551	6,751	7,005	7,158
Funds Purchased	8	4	10	22	4
Short-Term Borrowings	2	-	-	-	-
Long-Term Debt	631	632	671	638	470
Total Interest Expense	9,589	9,687	10,011	10,311	10,385
Net Interest Income	92,120	90,887	87,340	88,560	90,310
Provision for Credit Losses	-	-	-	-	-
Net Interest Income After Provision for Credit Losses	92,120	90,887	87,340	88,560	90,310
Noninterest Income
Trust and Asset Management	12,240	11,717	12,089	11,886	12,066
Mortgage Banking	2,823	4,132	5,820	6,411	11,268
Service Charges on Deposit Accounts	9,326	9,385	9,112	9,301	9,459
Fees, Exchange, and Other Service Charges	12,670	12,732	13,133	11,934	12,333
Investment Securities Gains (Losses), Net	-	-	-	-	-
Insurance	2,295	2,177	2,393	2,325	2,550
Bank-Owned Life Insurance	1,895	1,365	1,335	1,297	1,557
Other	4,029	3,618	4,159	4,624	3,749
Total Noninterest Income	45,278	45,126	48,041	47,778	52,982
Noninterest Expense
Salaries and Benefits	43,643	46,552	45,341	48,675	46,116
Net Occupancy	9,602	9,847	9,661	9,635	11,867
Net Equipment	4,837	4,572	4,380	4,577	4,705
Data Processing	3,827	3,697	3,050	3,266	3,058
Professional Fees	2,669	2,119	2,391	2,226	2,611
FDIC Insurance	1,954	1,913	1,949	1,949	1,892
Other	15,892	14,277	14,409	14,059	13,207
Total Noninterest Expense	82,424	82,977	81,181	84,387	83,456
Income Before Provision for Income Taxes	54,974	53,036	54,200	51,951	59,836
Provision for Income Taxes	15,919	15,332	16,437	15,971	19,549
Net Income	$39,055	$37,704	$37,763	$35,980	$40,287

Basic Earnings Per Share	$0.88	$0.85	$0.85	$0.81	$0.90
Diluted Earnings Per Share	$0.88	$0.85	$0.85	$0.81	$0.90

Balance Sheet Totals
Loans and Leases	$6,095,387	$6,006,642	$5,859,152	$5,782,969	$5,854,521
Total Assets	14,084,280	13,848,871	13,733,418	13,525,667	13,728,372
Total Deposits	11,914,656	11,608,134	11,449,198	11,251,860	11,529,482
Total Shareholders' Equity	1,011,976	992,686	986,368	1,026,104	1,021,665

Performance Ratios
Return on Average Assets	1.12%	1.09%	1.12%	1.08%	1.19%
Return on Average Shareholders' Equity	15.36	15.02	14.64	14.10	15.47
Efficiency Ratio [1]	59.99	61.01	59.96	61.90	58.24
Net Interest Margin [2]	2.85	2.83	2.77	2.82	2.87

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.

Bank of Hawaii Corporation and Subsidiaries
Hawaii Economic Trends						Table 15
	Eleven Months Ended		Year Ended
($ in millions; jobs in thousands)	November 30, 2013		December 31, 2012		December 31, 2011
Hawaii Economic Trends
State General Fund Revenues [1]	$5,013.3	4.1%	$5,259.1	12.8%	$4,662.5	8.1%
General Excise and Use Tax Revenue [1]	$2,679.3	2.3%	$2,844.7	9.9%	$2,588.5	8.8%
Jobs [2]	622.4		619.3		614.2

	November 30,	September 30,	June 30,	December 31,
(spot rates)	2013	2013	2013	2012	2011	2010
Unemployment [3]
Statewide, seasonally adjusted	4.4%	4.3%	4.6%	5.2%	6.2%	6.3%

Oahu	4.2	4.1	4.7	4.3	5.4	4.8
Island of Hawaii	6.2	6.1	7.5	6.9	8.9	8.6
Maui	4.9	4.8	5.4	5.2	7.1	7.4
Kauai	5.5	5.2	5.9	6.0	7.8	7.8

	December 31,	September 30,	June 30,	December 31,
(percentage change, except months of inventory)	2013	2013	2013	2012	2011	2010
Housing Trends (Single Family Oahu) [4]
Median Home Price	4.8%	3.3%	0.8%	7.8%	(3.0)%	3.1%
Home Sales Volume (units)	4.6%	7.0%	11.6%	6.5%	(2.7)%	13.4%
Months of Inventory	2.7	2.8	2.7	2.5	4.8	6.0

			Monthly Visitor Arrivals,		Percentage Change
(in thousands)			Seasonally Adjusted		from Previous Month
Tourism [5]
October 31, 2013				649.9		0.5%
September 30, 2013				646.7		(4.5)
August 31, 2013				677.0		1.2
July 31, 2013				668.7		(3.7)
June 30, 2013				694.3		1.9
May 31, 2013				681.2		2.5
April 30, 2013				664.4		(6.1)
March 31, 2013				707.3		4.9
February 28, 2013				674.2		0.2
January 31, 2013				673.2		(0.8)
December 31, 2012				678.5		(2.5)
November 30, 2012				696.2		5.5
October 31, 2012				659.8		0.6
September 30, 2012				655.7		(0.4)
August 31, 2012				658.6		3.1
July 31, 2012				639.0		(2.7)
June 30, 2012				656.6		0.8
May 31, 2012				651.7		1.5
April 30, 2012				641.9		(2.0)
March 31, 2012				654.9		3.4
February 29, 2012				633.5		(1.1)
January 31, 2012				640.6		2.0
December 31, 2011				628.3		2.0
November 30, 2011				616.3		0.9

[1] Source: Hawaii Department of Business, Economic Development & Tourism
[2] Source: U. S. Bureau of Labor, preliminary figure
[3] Source: Hawaii Department of Labor and Industrial Relations
[4] Source: Honolulu Board of REALTORS
[5] Source: University of Hawaii Economic Research Organization
Note: Certain prior period seasonally adjusted information has been revised.